PETE R. IODICE

April 9, 2021

To: Board of Directors
Petro USA, Inc

Gentlemen:

I hereby resign my positions as President, Treasurer and Director and all other positions to which I have been assigned, regardless of whether I served in such capacity, with Petro USA, Inc. (the "Company") due to health reasons effective today April 9, 2021.

This resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

By: Pete R. Iodice
President, Treasurer and Director